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Exhibit 99.2

DYNEGY INC.

OFFER TO EXCHANGE
(i)            UP TO $2,100,000,000 6.75% SENIOR NOTES DUE 2019
(CUSIP 26817R AM0)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
6.75% SENIOR NOTES DUE 2019
(CUSIPS 26817R AF5 AND U2676Q AE8)
AND THE RELATED SUBSIDIARY GUARANTEES
AND
OFFER TO EXCHANGE
(ii)           UP TO $1,750,000,000 7.375% SENIOR NOTES DUE 2022
(CUSIP 26817R AN8)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
7.375% SENIOR NOTES DUE 2022
(CUSIPS 26817R AG3 AND U2676Q AF5)
AND THE RELATED SUBSIDIARY GUARANTEES
AND
OFFER TO EXCHANGE
(iii)        UP TO $1,250,000,000 7.625% SENIOR NOTES DUE 2024
(CUSIP 26817R AP3)
AND THE RELATED SUBSIDIARY GUARANTEES,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED
7.625% SENIOR NOTES DUE 2024
(CUSIPS 26817R AH1 AND U2676Q AG3)
AND THE RELATED SUBSIDIARY GUARANTEES
IN EACH CASE, PURSUANT TO THE PROSPECTUS DATED , 2015

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2015, UNLESS EXTENDED BY DYNEGY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, UNLESS ONE OR MORE OF THE EXCHANGE OFFERS ARE EXTENDED.

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2015 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute Dynegy's offers (the "Exchange Offers") to exchange (i) up to $2,100,000,000 in aggregate principal amount of its new 6.75% Senior Notes due 2019 (the "2019 Exchange Notes") (ii) up to $1,750,000,000 in aggregate principal amount of its new 7.375% Senior Notes due 2022 (the "2022 Exchange Notes") and (iii) up to $1,250,000,000 in aggregate principal amount of its new 7.625% Senior Notes due 2024 (the "2024 Exchange Notes" and, together with the 2019 Exchange Notes and the 2022 Exchange Notes, the "Exchange Notes"), which exchanges have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in each case, in each case, for any and all of its outstanding 6.75% Senior Notes due 2019 (the "2019 Old Notes"), outstanding 7.375% Senior Notes due 2022 (the "2022 Old Notes") and outstanding 7.625% Senior Notes due 2024 (the "2024 Old Notes" and, together with the 2019 Old Notes and the 2022 Old Notes, the "Old Notes"), respectively, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of October 27, 2014, among Dynegy (as successor in interest to each of Dynegy Finance I, Inc. and Dynegy Finance II, Inc.) and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of certain initial purchasers (the "Registration Rights Agreement").

        This material is being forwarded to you as the beneficial owner of the applicable Old Notes held by us for your account but not registered in your name. A VALID TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the applicable Old Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. The Exchange Offers will expire at 5:00 p.m., New York City time, on                        , 2015, unless one or more of the Exchange Offers are extended or earlier terminated by the Company. If the Company extends one or more of the Exchange Offers, the term "Expiration Date" means the latest time and date to which the applicable Exchange Offer is extended. Any Old Notes validly tendered pursuant to the Exchange Offers may be validly withdrawn at any time prior to the Expiration Date.

        Your attention is directed to the following:

        1.     Each of the Exchange Offers is for any and all outstanding Old Notes.

        2.     Each of the Exchange Offers is subject to certain conditions set forth in the Prospectus in the section captioned "Summary Description of the Exchange Notes—Conditions to the Exchange Offers."

        3.     Any transfer taxes incident to the transfer of any Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4.     The Exchange Offers expire at 5:00 p.m., New York City Time, on                        , 2015, unless extended or earlier terminated by the Company.

        If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO VALIDLY TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Dynegy Inc. with respect to the applicable Old Notes.

        This will instruct you to validly tender such Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in such Old Notes and to acquire the applicable Exchange Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the applicable Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

        Please tender the Old Notes held by you for my account as indicated below:

6.75% SENIOR NOTES DUE 2019

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

7.375% SENIOR NOTES DUE 2022

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

7.625% SENIOR NOTES DUE 2024

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

*	Need not be completed if Old Notes are being tendered by book-entry transfer.
**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.
***	Unless otherwise indicated, "yes" will be assumed.

☐
Please do not tender any Old Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated :	, 2015

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person's authority to so act. See Instruction 3 to the Letter of Transmittal.)

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to validly tender all the Old Notes held by us for your account.

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  Exhibit 99.2
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS